Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated January 12, 2023 (except for footnote 19 “Reverse Stock Split”, as to which the date is November 22, 2023), on the consolidated financial statements of Bantec, Inc. and Subsidiaries for the years ended September 30, 2022 and 2021, included herein on the registration statement of Bantec, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

November 22, 2023